UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2014

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT		06830
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On February 3, 2014, Starwood Property Trust, Inc. (the “Company”) issued a press release announcing that its previously announced spin-off of Starwood Waypoint Residential Trust (“SWAY”) has been completed (the “Spin-off”).  The Spin-off was effected as a distribution by the Company of all of the common shares of SWAY to the stockholders of record of the Company.  Each such stockholder of the Company received one SWAY common share for every five shares of Company common stock held on January 24, 2014. Starting February 3, 2014, SWAY began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “SWAY,” and the Company shares of common stock will continue to trade on the NYSE under the ticker symbol “STWD.” A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

99.1                        Press release, dated February 3, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD PROPERTY TRUST, INC.

Dated: February 4, 2014	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel

Exhibit Index

99.1	Press release, dated February 3, 2014.